Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-29433, 333-20083, 333-47534, 333-102086, and 333-87573) and Form S-8 (Nos. 333-65516, 333-44820, 333-38312, 333-37656, and 333-72117) of Old National Bancorp of our report dated January 22, 2003 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 11, 2003